COMPOSITE           JUNE 11, 1996

                                                        16 PAGES


                                    BY - LAWS
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                                   AS AMENDED
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                           ARTICLE 1 - IDENTIFICATION


SECTION 1.   NAME:  The name of the Corporation is

                       SYMETRICS INDUSTRIES, INCORPORATED

SECTION 2. OFFICES: The principal office of the Corporation shall be in Melbourne, County of Brevard, State of Florida or other locations as the Board of Directors may designate. The Corporation may have such other offices, either within or without the State of Florida as the Board of Directors may designate, or as the business of the Corporation may require from time to time.

SECTION 3. SEAL: The seal of the Corporation shall; have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal Florida". The seal may be used by causing it, or a facsimile, to be impressed or affixed, or otherwise reproduced.

                            ARTICLE II - STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS: Meetings of the stockholders of the Corporation may be held at such place, either within or without the State of Florida, as may be specified in the respective notices, or waivers of notice thereof, or proxies to represent stockholders thereat.

SECTION 2. ANNUAL MEETINGS: The annual meeting of the stockholders of the Corporation shall be on the third Tuesday of each year, or any other day within a thirty day period as selected by the Board of Directors, at 10 o'clock in the forenoon. The purpose of the annual meeting of the stockholders shall be to elect directors and to transact such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders, or at adjournment thereof, the Board of Directors shall cause such election to be held as a special meeting of the stockholders as soon thereafter as conveniently may be.





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SECTION 3.  SPECIAL  MEETINGS:  Special  meetings of the  stockholders,  for any purpose or purposes, may be called by the Chairman of the Board, and shall be called by the Chairman of the Board or Secretary of the Corporation at the request in writing of a majority of the Board of Directors, or at the request in writing of holders of not less than 50 percent of all the outstanding shares of the Corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

SECTION 4. JOINT MEETINGS: Notwithstanding SECTION 2 and 3 of the Article, any meeting, including the annual meeting of the stockholders may be held as a joint meeting of the stockholder's and Board of Directors of the Corporation for the purposes specified in the respective notices, or waivers of notice, thereof, or proxies to represent stockholders thereat.

SECTION 5. NOTICE OF MEETING: Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting or a special joint meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) or more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board or the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder, at his address as it appears on the stock transfer books of the Corporation, with postage prepaid thereon. Waiver by stockholder of notice in writing of a stockholders' meeting, signed by him, whether before or after the time stated thereon, shall be equivalent to the giving of such notice. Attendance by a stockholder, whether in person or by proxy, at a stockholders' meeting shall constitute a waiver of notice of such meeting.

SECTION 6. QUORUM: A 51% majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At any adjourned meeting when a quorum shall be present or represented, any business may be transacted which might have transacted at the meeting as originally notified. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 7. VOTING: At any meeting of the Shareholders every shareholder having the right to vote shall be entitled to vote in person, or by proxy. Except as otherwise provided by law or the certificate of incorporation, each shareholder of record shall be entitled to one vote for every share of stock standing in his name on the books of the Corporation. All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the certificate of incorporation, all other matters shall be determined by vote of a majority of the shares present or represented at such meeting and voting on such questions.








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SECTION 8. VOTING OF SHARES BY CERTAIN  HOLDERS:  Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-laws of such Corporation may prescribe, or in the absence of such provision, as the Board of Directors of such Corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such a receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         Shares of stock held under a voting trust agreement shall be voted in accordance with the instructions, limitations, and conditions contained in such agreement.

SECTION 9. PROXIES: Every proxy must be executed in writing by the shareholder or by his attorney- in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it , except in those cases where an irrevocable proxy is permitted by law.

                        ARTICLE III - BOARD OF DIRECTORS
                        --------------------------------

SECTION 1. GENERAL POWERS: The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. NUMBER, QUALIFICATION AND TENURE: The initial number of Directors which shall constitute the entire Board of Directors shall be seven (7). At least one of such directors shall be a resident of the State of Florida and a citizen of the United States. The number of directors may be altered by resolution adopted by a vote of the majority of the entire Board of Directors or the stockholders, but in no event shall the number of directors be more than fifteen (15) or less than three (3).





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         Directors  shall be  elected at the  annual  meeting  of  stockholders, except as provided in SECTION 4 of the ARTICLE III, and each director shall be elected to serve until his successor has been elected and has qualified.

         The directors of the Corporation shall be divided into three classes, which are hereby designated Class I, Class II, and Class III. Each of such classes shall consist of two directors, except Class I, which shall consist of three directors. The term of office of the initial Class I directors shall expire at the next annual meeting of stockholders; that of the initial Class II directors at the second meeting of Stockholders: and that of the Class III directors at the third succeeding annual meeting of stockholders. At each annual meeting after the initial classification of directors, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

SECTION 3. RESIGNATION; REMOVAL: Any director may resign at any time. The Board of Directors may, by a majority vote of all directors then in office, remove a director, except that such director is also Chairman of the Board in which event a 75 percent majority shall be required, either with or without cause.

SECTION 4. VACANCIES: Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum or by the sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Any director elected by the Board to fill a vacancy resulting from an increase in the number of directors shall serve until the next annual meeting of stockholders.

In the event the directors remaining in office shall be unable, by majority vote, to fill such vacancy within thirty (30) days of the occurrence thereof, the Chairman of the Board or the Secretary may call a special meeting of the stockholders at which such vacancy shall be filled.

                        ARTICLE IV - MEETING OF THE BOARD
                        ---------------------------------

SECTION 1. PLACE OF MEETINGS: Meetings of the Board of Directors of the Corporation, whether annual, regular or special, may be held either within or without the State of Florida.

SECTION 2. ANNUAL MEETINGS: The Board of Directors shall meet each year either immediately after the annual meeting of the stockholders or at a joint annual











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meeting of the  stockholders  and directors at a place where such meeting of the stockholders has been held, for the purpose of election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting or joint annual meeting shall be necessary.

SECTION 3. REGULAR MEETINGS: Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

SECTION 4. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called by the Chairman of the Board or the Secretary on two (2) days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chairman or the Secretary in like manner and on like notice on written request of two (2) directors. Notice of any special meeting of the Board of Directors may be waived in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, and shall be equivalent to the giving of such notice. Attendance of a director at a special meeting shall constitute a waiver of notice of such special meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such special meeting is not lawfully convened.

SECTION 5. QUORUM: At all meetings of the Board of Directors, a majority of the entire Board shall be necessary to constitute a quorum for the transaction of business and the vote of the majority of directors present at the time of the vote, if a quorum is present, shall be the act of the Board of Directors, except that, when considering and acting upon the proposed sale, lease exchange, or other disposition of all, or substantially all, of the assets of the Corporation, or the merger or consolidation of the Corporation with or into any other corporation, 70 percent of the entire Board shall be necessary to constitute a quorum for the transaction of such business and the vote of 51 percent of the entire Board of Directors, shall be necessary to constitute the action taken at such meeting the act of the Board of Directors.

SECTION 6. COMPENSATION: By resolution of the Board of Directors , the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 7. EXECUTIVE COMMITTEE: The Board may, by resolution passed by a majority of the whole Board, designate two (2) or more of its members which one shall be the Chairman of the Board to constitute an executive committee, which committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation.









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SECTION  8.  WRITTEN  CONSENT:  Any action of the Board of  Directors  or of the
Executive Committee, which is required or permitted to be taken at a meeting, may be taken without a meeting if written consent to the action signed by all of the members of the Board or of the Executive Committee, as the case may be, is filed in the minutes of the proceedings of the Board or Committee prior to the taking of such action.


                            ARTICLE V - THE OFFICERS
                            ------------------------

SECTION 1. NUMBER: The officers of the Corporation shall consist of a Chairman of the Board, and a President both of whom shall also be Directors, a Secretary and a Treasurer, each of whom shall be elected by a majority of the Board of Directors; further such Vice Presidents and other officers, assistant officers and agents as may be deemed necessary by the President and approved by the Board of Directors. Any person may hold two or more offices, except that the President shall not also be the Secretary or Assistant Secretary.

SECTION 2. GENERAL DUTIES: All officers, assistant officers, and agents of the Corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws, or as may be determined by the resolutions of the Board of Directors not inconsistent with these By-laws.

SECTION 3. TERM OF OFFICE; REMOVAL: All officers shall be elected by the Board of Directors and shall hold office for such term as may be prescribed by the Board. Any officer elected or appointed by the Board may be removed with or without cause at any time by the Board.

SECTION 4. RESIGNATION: Any officer may resign at any time by giving written notice to the Board of Directors, Chairman of the Board, President or Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5. VACANCIES: Any vacancy in any office because of death, resignation, removal, or any other cause may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 6. THE CHAIRMAN OF THE BOARD: The Chairman of the Board shall preside at all meetings of the Stockholders and the Board of Directors. He shall have other such duties as may be prescribed by the Board of Directors.

SECTION 7. THE PRESIDENT: The President shall be the chief executive officer of the Corporation and shall have the general control of the affairs of the Corporation, he may execute contracts, notes, loans, evidence of indebtedness, deeds and mortgages in the name of the Corporation, he may appoint and discharge










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agents and employees and fix the compensation of such agents and employees.  The
Board of Directors may augment, alter or prescribe any and all duties of the President.

SECTION 6. THE VICE PRESIDENT: Each Vice President shall report to the President and have the powers and duties incident to the office of Vice President and shall have such other powers and duties as may be prescribed from time to time by the President. In the event of incapacity of the President, a Vice President designated by the Board of Directors shall perform such duties of the President as the Board of Directors shall prescribe.

SECTION 9. THE SECRETARY: The Secretary shall attend all sessions of the Board of Directors and all meetings of the Stockholders and record all votes and minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee when required. He shall give or cause to be given notice to the members of the Board of Directors of all meetings, and shall perform such other duties as may be prescribed by the Board or the President under whose supervision he shall be. The Secretary shall keep in safe custody the seal of the Corporation.

SECTION 10. THE TREASURER: The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall give the Corporation a bond if required by the Board of Directors in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall also maintain adequate records of all assets, liabilities and transactions of the Corporation and shall have adequate audits thereof currently and regularly made.

In conjunction with other officers, he shall initiate and enforce measures and procedures whereby the business of this Corporation shall be conducted with the maximum safety, efficiency and economy. He shall attend all meetings of the Board of Directors and shall report to the President or the Board of Directors as the Board may prescribe. His duties and powers shall extend to all subsidiary corporations and, so far as the President may deem practicable, to all affiliated corporations.

SECTION 11. DELEGATION OF DUTIES: In the case of the absence of an officer of the Corporation, or for any other reason that the Board may deem sufficient, the Chairman of the Board may delegate for the time being the powers or duties, or








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any of them,  of such  officers  to any other  officer  or  officers,  or to any director or directors, provided a majority of the entire Board concurs therein.

SECTION 12. SALARIES: The salary of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

               ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS
               --------------------------------------------------

SECTION 1. EXECUTION OF DEEDS, CONTRACTS, ETC.: Except as otherwise provided by the Board of Directors, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party may be executed on behalf of the Corporation by the President and may be attested and the corporate seal affixed thereto by the Secretary or Assistant Secretary. The Board of Directors may authorize the execution of deeds, mortgages and all other written contracts and agreements to which the Corporation may be a party by such other officers, assistant officers or agents, as may be selected by the President from time to time and with such limitations and restrictions as authorization may prescribe.

SECTION 2. LOANS: No Loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authority may be generally given or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC.: All checks, drafts or orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS: All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

            ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER
            --------------------------------------------------------

SECTION 1. CERTIFICATES FOR SHARES: Every Stockholder shall be entitled to a certificate or certificates of the common stock of the Corporation in such form as may be prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the Corporation and setting forth the number and kind of shares. Such certificates shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation. The seal may be a facsimile, engraved or printed. Where, however, such certificate is signed by a transfer agent or any assistant transfer agent other than the Corporation










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itself,  or by a  transfer  clerk  acting  in behalf  of the  Corporation  and a registrar, the signatures of any of the above named officers may be facsimile.

         In case any officer who has signed, or whose facsimile signature has been used on a certificate, has ceased to be an officer before the certificate has been delivered, such certificates may, nevertheless, be adopted and issued and delivered by the Corporation as through the officer who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer of the Corporation.

SECTION 2. LOST CERTIFICATES: The Board of Directors may direct a new share certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 3. REGISTRATION OF TRANSFER: Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 4. REGISTERED STOCKHOLDERS: Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such stock on the part of any other person.

SECTION 5. RECORD DATE: For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of stockholders, the Board of Directors may fix, in advance, a record date. After such record date has been fixed, notice that such day has been fixed shall be published in the city, town or county where the principal office of the Corporation is located and in each city









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or town where an agency for transfer of stock is maintained. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than fifty (50) days prior to any other action.

         In each such case, except as otherwise provided by law, only such persons as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as stockholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the Corporation after any such record date so fixed.


                        ARTICLE VIII - GENERAL PROVISIONS
                        ---------------------------------

SECTION 1. DIVIDENDS: Subject to the applicable provisions of the certificate of incorporation, if any, dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law and may be paid in cash, in property, or in shares of the Corporation.

SECTION 2. RESERVES: Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

SECTION 3. ANNUAL STATEMENT: The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

SECTION 4. INSTRUMENTS UNDER SEAL: All deeds, bonds, mortgages, contracts, and other instruments requiring a seal may be signed in the name of the Corporation by the President or by any other officer authorized to sign such instrument by the President or the Board of Directors.

SECTION 5. FISCAL YEAR: The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.















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                    ARTICLE IX CORPORATE INDEMNIFICATION PLAN
                    -----------------------------------------

         SECTION 1. DEFINITIONS. For purposes of this Article IX, the following terms shall have the meanings hereafter ascribed to them:

          (a) "Corporation"  includes,  as the  context may  require,  Symetrics
              Industries, Inc., any resulting corporation and any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director or officer of a constituent corporation, or is or was serving at the request of a constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, is in the same position with respect to the resulting or surviving corporation as he would have been with respect to such constituent corporation if its separate existence had continued.

          (b) "Expenses" include, without limitation, all costs, expenses, attorneys' fees, and paralegal expenses incurred by the director or officer in, for or related to the Proceeding or in connection with investigating, preparing to defend, defending, being a witness in or participating in the Proceeding, including such costs, expenses, attorneys' fees and paralegal expenses incurred on appeal. Such attorneys' fees shall include without limitation,
              (a) attorneys' fees incurred by the director or officer in any and all judicial or administrative proceedings, including appellate Proceedings, arising out of or related to the Proceedings; (b) attorneys' fees incurred in order to interpret, analyze or evaluate that person's rights and remedies in the proceedings or under any contracts or obligations which are the subject of such
              Proceeding: and (c) attorneys' fees to negotiate with counsel for any claimant, regardless of whether formal legal action is taken against him.

          (c) "Liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed to any employee benefit plan), and Expenses actually and reasonably incurred with respect to a Proceeding.

          (d) "Not Opposed to the Best Interest of the Corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interest of the Corporation or the participants and beneficiaries of an employee benefit plan, as the case may be.

          (e)      "Other Enterprises" include employee benefit plans.










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


          (f) "Proceeding" includes any threatened, pending, or complete action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal to which the person is a party by reason of the fact that he is or was a director or officer of the Corporation or is now or was Serving at the Request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or Other Enterprise.

          (g) "Serving at the Request of the Corporation" includes any service as a director or officer of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.

          (h) The terms "officer" or "director" as used herein shall include any person serving in such capacity or who has served in such capacity.

         SECTION 2. INDEMINIFICATION: The Corporation shall indemnify to the fullest extent permitted by law and shall advance Expenses therefor to any director or officer who was or is a party to any Proceeding, against Liability incurred in connection with such Proceeding, including any appeal thereof; provided, however, that no indemnification under this SECTION 2 shall be made:

          (a) If a judgment or other final adjudication established that the person's actions or omissions to act were material to the cause of action adjudicated and such actions or omissions constitute either:

                   (1)a violation  of the criminal  law,  unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

                   (2)a transaction from which the director or  officer derived an improper personal benefit;

                   (3)a  circumstance  under  which the Liability provisions of
                      Fla. Stat.ss.607.144 are applicable; or

                   (4)willful  misconduct or a conscious  disregard for the best interest of the Corporation in a Proceeding by or in the right of the Corporation to procure a judgment in its favor in a Proceeding by or in the right of a shareholder.

          (b) Unless authorized in the specific case by either:

                   (1)the Board of Directors by a majority  vote  of  a  quorum consisting of directors who were not parties to such Proceeding;






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
                   (2)if such a quorum is not obtained  or, even if obtained,  a majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the Proceeding;

                   (3)independent legal counsel:

                           (i) selected by the Board of Directors  prescribed in
                               paragraph (b) (1) or the committee prescribed in paragraph (b) (2);

                          (ii) if a quorum of the directors cannot be obtained
                               for paragraph (b) (1) and the committee cannot be designated under paragraph (b) (2) selected by majority vote of the full board of directors (in which directors who are parties may participate); or

                   (4)the  shareholders   by  a   majority   vote  of  a  quorum
                      consisting of shareholders who were not parties to such Proceeding or, if no such quorum is obtainable, a majority vote of shareholders who were not parties to such Proceeding.

         (c) Upon determination that:

                   (1)in a  Proceeding  other than an action by, or in the right of, the Corporation, the person did not act in good faith and in a manner he reasonable believed to be in, or Not Opposed to, the Best Interests of the Corporation and, with respect to any criminal action or Proceeding, had reasonable cause to believe his conduct was unlawful;

                   (2)in a  Proceeding  by, or in the right of, the  Corporation to procure a judgment in its favor, the person did not act in good faith and in a manner he reasonable believed to be in, or Not Opposed to, the Best Interests of the Corporation; provided, further, that the parties described in SECTIONS 2 (b) (1) - (4) shall not authorize any indemnification in such a Proceeding if the person has been adjudged to be liable therein. The foregoing provision shall not preclude or limit indemnification under the mandatory indemnification provision of SECTION 3 or as directed by the court pursuant to SECTION 4;

                   (3)for purposes of making the  determinations  set forth in c
                      (1) and c (2) above, the fact that a Proceeding was terminated by a judgment, order, settlement or conviction or upon plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or Not Opposed to, the Best Interests of the Corporation or, with respect to any criminal action or Proceeding, that the person has reasonable cause to believe his conduct was unlawful.

         SECTION 3. SUCCESSFUL DEFENSE. In all events and notwithstanding the conditions and qualifications set forth in SECTION 2 above, the Corporation shall indemnify a director or officer who has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue, or matter therein, against Expenses actually and reasonably incurred by him in connection therein.

         SECTION 4. COURT ORDER INDEMNIFICATION. Notwithstanding the failure of the Corporation to provide indemnification due to a failure to satisfy the conditions of SECTION 2 (a) (1) - (4) and despite any contrary determination of the Board or of the shareholders in the specific case, a director or officer of the Corporation who is or was a party to a Proceeding may apply for indemnification or advancement of Expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction, and such court may order indemnification and advancement of Expenses, including Expenses incurred in seeking court-ordered indemnification or advancement of Expenses, if it determines that:

         (a) The director or officer is entitled to mandatory indemnification under SECTION 3, in which case the court shall also order the Corporation to pay such person reasonable Expenses incurred in obtaining court-ordered indemnification or advancement of Expenses;

         (b) The director or officer is entitled to indemnification or advance-ment of Expenses, or both, under SECTION 2; or

         (c) The directors or officer is fairly and reasonably entitled to indemnification or advancement of Expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standards of conduct set forth in SECTION 2 (a) (1) - (4) or SECTION 2
         (b) (1) - (4).

         SECTION 5. AUTHORIZATION. If a judgment or other final adjudication establishes that the person's actions or omissions to act were material to the cause of action adjudicated and such actions or omission constitute a violation of the standards set forth in SECTION 2 (a) (1) - (4), then the Corporation shall cause one or more of the meetings described in SECTION 2 (b) (1) - (4) to be held for the purpose of determining indemnification.

         SECTION 6. ADVANCEMENT OF EXPENSES. Expenses incurred by an officer or director in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this
ARTICLE IX. Expenses incurred by other employees or Agents may be paid in advance upon such terms or consideration that the Board of Directors deems appropriate.

         SECTION 7. CONTINUING INDEMNIFICATION. Indemnification and advancement of Expenses as provided in this ARTICLE shall continue as, unless otherwise provided when such indemnification and advancement of Expenses was authorized or ratified, to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         SECTION 8. LIABILITY INSURANCE. A Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE IX.

         SECTION 9. STATEMENT OF SHAREHOLDERS'. If any Expenses or other amounts are paid by way of indemnification other than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to the shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within 3 months from the date of such payment, and, in any event within 15 months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

         SECTION 10. EMPLOYEES AND AGENTS. The Board of Directors may authorize indemnification or advancement of expenses in favor of other employees or agents upon such terms or conditions as the Board of Directors may deem appropriate under the circumstances, and may enter into agreement thereof with such employees and agents.

         SECTION 11. INDEMNIFICATION HEREUNDER IN ADDITION TO OTHER RIGHTS. The rights of an officer or director hereunder shall be in addition to any other rights such person may have under the Corporation's Articles of Incorporation or the Florida General Corporation Act or otherwise, and nothing herein shall be deemed to diminish or otherwise restrict such person's right to indemnification under any such other provision. It is the intent of this By-law to provide the maximum indemnification possible under the applicable law. To the extent applicable law or the Articles of Incorporation of the Corporation, as in effect on the date hereof or at any time in the future, permit greater indemnification than is provided for in this By-law, the parties hereto agree that Indemnitee shall enjoy by this agreement the greater benefits so afforded by such law or provision of the Articles of Incorporation, and this By-law and the exceptions to indemnification set forth in Section 2 (a), to the extent applicable, shall be deemed amended without any further action by the Corporation to grant such greater benefits.


         SECTION  12.  INDEMNIFICATION  TO THE FULLEST  EXTENT OF THE LAW.  This
Article IX shall be interpreted to permit indemnification to the fullest extent permitted by law. If any part of this ARTICLE shall be found to be invalid or ineffective in any action, suit or Proceeding, the validity and effect of the remaining part thereof shall not be affected. The provisions of this Article IX shall be applicable to all Proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after its adoption.

         SECTION 13. LIMITATIONS. In no event shall the Corporation indemnify an officer or director against any Liability or advance Expenses arising out of or relating to a Proceeding brought by, or behalf of, or for the benefit of, such officer or director against the Corporation.

                              ARTICLE X - AMENDMENT
                              ---------------------

         SECTION 1. POWER TO AMEND. The Board of Directors shall have power to adopt or amend By-laws not inconsistent with any By-laws that may have been adopted by the stockholders.

                ARTICLE XI - CONTROL SHARE STATUTE DOES NOT APPLY
                -------------------------------------------------

         SECTION 1. SECTION 607.109, Florida Statutes, does not apply to control share acquisitions of shares of the Corporation.